DEBT PAYMENT AND STOCK CONVERSION AGREEMENT

THIS AGREEMENT (“Agreement”) is entered into as of this 11th day of December, 2008, by and between Fortune Industries, Inc., an Indiana corporation (“FII”), Carter M. Fortune (“Fortune”) and John F. Fisbeck (“Fisbeck”).

PREAMBLE

1.           Fortune holds a Term Loan Note ("Note") from FII that currently has an outstanding balance of Thirty-One Million Seven Hundred Thousand Dollars ($31,700,000.00);

2.           Concurrently with the execution of this Agreement, FII is making a non-cash payment on the Note in the amount of Ten Million Dollars ($10,000,000.00) leaving an outstanding balance of Twenty-One Million Seven Hundred Thousand Dollars ($21,700,000.00);

3.           Fortune currently owns 79,180 shares of FII’s Series B Preferred Stock;

4.           FII desires to issue a new series of Preferred Stock (Series C);

5.           FII desires to pay in full all of the debt outstanding after the payment described in 2 above by the issuance of shares of FII’s  Series C Preferred Stock;

6.           Upon payment in full of the Note, FII desires to cease paying the guarantee fees that relate to the Note.

7.           The parties desire to convert all of the outstanding shares of Series B Preferred Stock to shares of Series C Preferred Stock; and

8.           The parties desire to issue a Common Stock Purchase Warrant to Fortune.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and conditions contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PAYMENT OF NOTE AND CONVERSION OF PREFERRED STOCK

1.1           Payment of Note.  At the Closing, FII shall make a $10,000,000.00 non-cash payment on the Note and shall issue two hundred seventeen thousand (217,000) shares of Series C Preferred Stock to Fortune.  Upon the payment and the issuance of the shares, the Note shall be paid in full and canceled.  At the Closing, FII shall issue a certificate evidencing the shares of Series C Preferred Stock to Fortune.  The attached Exhibit A, entitled “Consent to Setoff”, contains a more detailed description of the non-cash payment.

1.2           Conversion of Preferred Stock.  At the Closing, the 79,180 shares of Series B Preferred Stock shall be converted to 79,180 shares of Series C Preferred Stock.  Upon the conversion, the Series B Preferred Stock shall no longer be outstanding and shall automatically be cancelled and retired.  At the Closing, FII shall issue a certificate evidencing the shares of Series C Preferred Stock to Fortune.

1.3           Restrictive Legend.  The Series C Preferred Stock certificate shall bear the usual restrictive legend pertaining to the General Rules and Regulations promulgated under the Securities Act of 1933 (the “Securities Act”).  Subject to the Securities Act restrictions, Fortune may however sell or transfer the Series C Preferred Stock at any time.

1.4           Termination of Guarantee Fees.  Upon the Closing, FII shall no longer have any liability to pay any guarantee fees to Fisbeck relating to the Note.  Prior to the Closing, FII had been paying $50,000.00 per month in guarantee fees.

ARTICLE II
SUMMARY OF TERMS - SERIES C PREFERRED STOCK

The Series C Preferred Stock shall:  (i) be issued at a price of $100.00 per share; (ii) be non-voting; (iii) be callable, in whole or in part, by FII at any time at an amount equal to $100.00 per share plus any accrued but unpaid dividends thereon; (iv) pay dividends that are cumulative; and (v) pay dividends of $5.00 per share per annum during the period January 1, 2009 to December 31, 2010, $6.00 per share per annum during the period January 1, 2011 to December 31, 2011, and $7.00 per share per annum thereafter.  The attached Exhibit B, entitled “Certificate of Designation”, contains a more detailed description of the terms of the Series C Preferred Stock.

ARTICLE III
COMMON STOCK PURCHASE WARRANT

At the Closing, FII shall issue to Fortune a Common Stock Purchase Warrant, a copy of which is attached as Exhibit C, entitled “Common Stock Purchase Warrant”.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF FORTUNE

The following representations and warranties are hereby made by Fortune to FII:

4.1           Authorization.  Fortune has full power and authority to enter into this Agreement and to carry out the transaction contemplated herein.  This Agreement constitutes the valid and legally binding obligation of Fortune, enforceable in accordance with its terms and conditions.

4.2           Noncontravention.    Neither the execution and the delivery of this Agreement, nor the consummation of the transaction contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental entity, or court to which Fortune is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Fortune is a party.

4.3           Lack of Restrictions.  Fortune holds the Note and Series B Preferred Stock free and clear of any restrictions on transfer, encumbrances, security interests, options, warrants, purchase rights, contracts, commitments and/or equities.  Fortune is not a party to any option, warrant, purchase right or other contract or commitment that could require Fortune to sell, transfer or otherwise dispose of the Note or Series B Preferred Stock (other than this Agreement).

4.4           Investor Representations.

(a)         Fortune understands that the Series C Preferred Stock will not be registered under the Securities Act or any state securities laws on the grounds that the issuance of the Series C Preferred Stock is exempt from registration pursuant to Section 4(2) of the Securities Act or Regulation D promulgated under the Securities Act and applicable state securities laws, and that the reliance of FII on such exemptions is predicated in part on Fortune’s representations, warranties, covenants and acknowledgments set forth in this Section 4.4.

(b)         Fortune represents and warrants that the Series C Preferred Stock to be acquired by him upon consummation of the transaction contemplated herein will be acquired by him for his own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder other than as contemplated by this Agreement, and that he will not distribute all or any portion of the Series C Preferred Stock in violation of the Securities Act.

(c)         Fortune acknowledges that the shares of Series C Preferred Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.

(d)         Fortune is an “accredited investor” as that term is defined in Regulation D of the Securities Act and he has sufficient knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the transaction contemplated by this Agreement.

(e)         Fortune is in a financial position to afford to hold the Series C Preferred Stock indefinitely and Fortune’s financial condition is such that he is not presently under (and does not contemplate any future) necessity or constraint to dispose of the Series C Preferred Stock to satisfy any existing or contemplated debt or undertaking.  Fortune recognizes that it may not be possible for him to liquidate his investment in the Series C Preferred Stock and, accordingly, he may have to hold the Series C Preferred Stock, and bear the economic risk of this investment, indefinitely.

(f)         Fortune understands that neither the Securities and Exchange Commission nor any other federal or state agency has recommended, approved or endorsed the purchase of the Series C Preferred Stock as an investment.

(g)         Fortune confirms that the Series C Preferred Stock was not offered to him by any means of general solicitation or general advertising, and that he has received no representations or warranties with respect to the Series C Preferred Stock other than those contained or described in this Agreement or in FII’s public filings.

(h)         Fortune acknowledges that he has been provided or that FII has made available to him copies of FII’s most recent Form 10-K, Form 10-Q and any Form 8-Ks and Form 4s filed since the most recent Form 10-Q was filed.

(i)         Fortune acknowledges that he is a director of FII and, as such, he is very familiar with FII’s operations and its current financial condition.

(j)         Fortune acknowledges that FII has given him a reasonable opportunity to ask questions and receive answers concerning his receipt of the Series C Preferred Stock and to obtain any additional information which FII possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information.

4.5           No Brokerage Fees.  No agent, broker, investment banker, person or firm acting on behalf of Fortune to the best of his knowledge, is or will be entitled to any broker's or finder's fee or any other commission or fee, directly or indirectly, in connection with the transaction contemplated hereby.

4.6           Accuracy of Representations.  No representation or warranty contained herein, nor any statement or certificate furnished hereunder or in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF FII

The following representations and warranties are hereby made by FII to Fortune:

5.1           Organization; Authorization.  FII is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has full power and authority to enter into this Agreement and to carry out the transaction contemplated herein.  This Agreement constitutes the valid and legally binding obligation of FII, enforceable in accordance with the terms and conditions.

5.2           Noncontravention.    Neither the execution and the delivery of this Agreement, nor the consummation of the transaction contemplated hereby will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental entity, or court to which FII is subject or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which FII is a party.

5.3           Capital Stock.  FII’s authorized capital stock consists of 150,000,000 shares of Common Stock, $.10 par value, and 1,000,000 shares of Preferred Stock, $0.10 par value. FII has full right and authority to issue to Fortune, upon the terms and conditions set forth in this Agreement, the Series C Preferred Stock and, subject to the receipt of the consideration therefor pursuant to the terms and conditions hereof, the shares will be duly and validly issued as fully paid and nonassessable shares of preferred stock.

5.4           No Brokerage Fees.  No agent, broker, investment banker, person or firm acting on behalf of it to the best of its knowledge, is or will be entitled to any broker's or finder's fee or any other commission or fee, directly or indirectly, in connection with the transaction contemplated hereby.

5.5           Accuracy of Representations.  No representation or warranty contained herein, nor any statement or certificate furnished hereunder or in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE VI
MISCELLANEOUS

6.1           Tax Consequences.  Each party represents that it/he has consulted with its/his own tax advisors and has made has made its/his own independent conclusion regarding the tax consequences of the intended transaction.

6.2           Survival.  All agreements, representations and warranties made hereunder or in connection with the transactions contemplated hereby shall survive the Closing and remain effective in accordance with the terms hereof regardless of any investigation at any time made by or on behalf of any of the parties.

6.3           Assignment.  This Agreement may not be assigned without the prior written consent of all parties nor may any of the performances hereunder be delegated by operation of law or otherwise by any party hereto, and any purported assignment or delegation shall be void.

6.4           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives, assigns and transferors.

6.5           Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.  There are no representations, warranties, conditions or other obligations except as specifically provided.  Any waiver, amendment or modification hereof must be in writing. A waiver in one instance shall not be deemed to be a continuing waiver or waiver in any other instance.

6.6           Arbitration.  Any and all disputes, claims and controversies arising under or by reason of this agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association and any award rendered in such arbitration shall be binding and conclusive upon the parties.  The arbitrators may decree specific performance or grant injunctions or any other equitable relief deemed proper by the arbitrators under the circumstances.  Such arbitration shall be held in Indianapolis, Indiana.  Judgment on any award may be entered and enforced in any court located in Indianapolis, Indiana.

6.7           Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Indiana.

6.8           Closing.  “Closing” shall mean the consummation of this Agreement in accordance with the provisions hereof to be held on or before November 30, 2008 unless changed by the mutual agreement of the parties hereto.

6.9           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be deemed executed upon receipt of a facsimile copy bearing signatures of the parties, provided that a complete document bearing original signatures is assembled within five business days of such execution.

6.10           Effective Date.  The Closing shall be effective as of November 30, 2008.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

FORTUNE INDUSTRIES, INC.

By:	/s/ John F. Fisbeck	/s/ Carter M. Fortune
	John F. Fisbeck, CEO	Carter M. Fortune, Individually

/s/ John F. Fisbeck
John F. Fisbeck, Individually

[SIGNATURE PAGE FOR DEBT/STOCK RETIREMENT AGREEMENT BETWEEN FORTUNE INDUSTRIES, INC., CARTER M. FORTUNE AND JOHN F. FISBECK]